EXHIBIT 99.1

Houston, Texas
7 August 2008

FOR IMMEDIATE RELEASE

EARNINGS-

Atwood Oceanics, Inc., (NYSE: ATW) Houston-based International Drilling Contractor, announced today that the Company earned net income of $60,381,000 or $0.93 per diluted share, on revenues of $141,372,000 for the quarter ended June 30, 2008 compared to net income of $32,033,000 or $0.50 per diluted share, on revenues of $98,371,000 for the quarter ended June 30, 2007. For the nine months ended June 30, 2008, the Company earned net income of $140,685,000 or $2.18 per diluted share, on revenues of $365,950,000 compared to net income of $84,875,000 or $1.34 per diluted share, on revenues of $281,433,000 for the nine months ended June 30, 2007.

	FOR THE THREE MONTHS ENDED JUNE 30,
	2008	2007

Revenues	$ 141,372,000	$ 98,371,000
Income before Income Taxes	68,066,000	36,569,000
Provision for Income Taxes	(7,685,000)	(4,536,000)
Net Income	60,381,000	32,033,000
Earnings per Common Share -
Basic	0.94	0.51
Diluted	0.93	0.50
Weighted Average Shares
Outstanding -
Basic	64,023,000	62,982,000
Diluted	64,776,000	63,928,000

	FOR THE NINE MONTHS ENDED JUNE 30,
	2008	2007

Revenues	$ 365,950,000	$ 281,433,000
Income before Income Taxes	157,531,000	98,650,000
Provision for Income Taxes	(16,846,000)	(13,775,000)
Net Income	140,685,000	84,875,000
Earnings per Common Share -
Basic	2.21	1.36
Diluted	2.18	1.34
Weighted Average Shares
Outstanding -
Basic	63,665,000	62,466,000
Diluted	64,509,000	63,436,000

Contact: Jim Holland
(281) 749-7804